Exhibit (d)(8)

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Sidney Knafel and Michael Willner, signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1)                                  execute for and on behalf of the undersigned, in the undersigned’s capacity as a person engaged in a Rule 13e-3 transaction with respect to the merger between Insight Communications Company, Inc. (“Insight”) and Insight Acquisition Corp., amendments to the Schedule 13E-3 (as originally filed on August 19, 2005 and amended on September 28, 2005) (each, a “Schedule 13E-3”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder;

(2)                                  execute for and on behalf of the undersigned, in the undersigned’s capacity as a reporting person under Rule 13d-1 of the Exchange Act with respect to the equity securities of Insight, amendments to the Schedule 13D (as originally filed on March 7, 2005 and amended on July 29, 2005) (each, a “Schedule 13D”) in accordance with Section 13 of the Exchange Act and the rules promulgated thereunder;

(3)                                  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13E-3 (including exhibits or other documents filed in connection therewith) or Schedule 13D (including exhibits or other documents filed in connection therewith) and timely file such Schedule 13E-3 (including exhibits or other documents filed in connection therewith) or Schedule 13D (including exhibits or other documents filed in connection therewith) with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(4)                                  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-

fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Insight assuming, any of the undersigned’s responsibilities to comply with Section 13 of the Exchange Act or the rules promulgated thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file a Schedule 13E-3 or Schedule 13D, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of October, 2005.

By:	/s/ James S. Marcus
James S. Marcus